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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Universal Compression Holdings, Inc. on Form S-3 of our reports dated June 4, 2004, appearing in the Annual Report on Form 10-K of Universal Compression Holdings, Inc. for the year ended March 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Houston, TX
January 6, 2005

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  Exhibit 23.1